EXHIBIT 23 (a)

                     STIFEL FINANCIAL CORP.
                 CONSENT OF INDEPENDENT AUDITORS









We consent to the incorporation by reference in the registration statements of Stifel Financial Corp. and Subsidiaries on Form S-8 (file numbers 2-94326, 33-10030, 33-16150, 33-20568 and 33-53097)
and on Form S-3 (file number 33-53699), of our report dated February 25, 1997, incorporated by reference in the Annual Report on Form 10-K of Stifel Financial Corp. for the year ended December 31, 1996.


/s/ Deloitte & Touche LLP


February 25, 1997